As filed with the  Securities  and  Exchange  Commission  on  November  14, 2005
                                                     Registration No. 333-106394
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                -----------------

                             NEWPARK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                             72-1123385
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

 3850 NORTH CAUSEWAY BOULEVARD, SUITE 1770
     METAIRIE, LOUISIANA                                          70002
  (Address of principal executive offices)                     (Zip Code)

                             NEWPARK RESOURCES, INC.
                          2003 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  JAMES D. COLE
                             CHIEF EXECUTIVE OFFICER
                             NEWPARK RESOURCES, INC.
                    3850 NORTH CAUSEWAY BOULEVARD, SUITE 1770
                            METAIRIE, LOUISIANA 70002
                     (Name and address of agent for service)

                                 (504) 838-8222
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             HOWARD Z. BERMAN, ESQ.
                           ERVIN, COHEN & JESSUP, LLP
                       9401 WILSHIRE BOULEVARD, 9TH FLOOR
                             BEVERLY HILLS, CA 90212
                                 (310) 273-6333


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
                                EXPLANATORY NOTE

     The sole purpose of this Post-Effective Amendment No. 1 is to file the Consent of Independent Registered Public Accounting Firm, which is attached hereto as Exhibit 23.1. The attached Consent includes Ernst & Young LLP's consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-106394) of its report dated March 1, 2004, with respect to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2003, and its reports dated March 15, 2005, with respect to our consolidated financial statements and our management's assessment of the effectiveness of internal control over financial reporting of our company, and the effectiveness of internal control over financial reporting, which were included in our Annual Report on Form 10-K for the year ended December 31, 2004. The Consents that were filed with these Annual Reports inadvertently omitted Ernst & Young LLP's consent to the incorporation by reference of these reports in such Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         4.1    Newpark Resources, Inc. 2003 Long Term Incentive Plan *
         5.1    Opinion of Ervin, Cohen & Jessup LLP *
         23.1   Consent of Independent Registered Public Accounting Firm **
         23.2   Notice regarding consent of Arthur Andersen LLP *
         23.3   Consent of Ervin, Cohen & Jessup LLP (included in Exhibit 5.1)*
         24.1   Powers of Attorney *
         -----------------
         *      Previously filed.
         **     Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Metairie, State of Louisiana, on November 11, 2005.

                             NEWPARK RESOURCES, INC.


                             By  /s/ James D. Cole
                               -------------------------------------------------
                                 James D. Cole,
                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                                Date
            ---------                               -----                                ----

/s/ James D. Cole
----------------------------------
James D. Cole                          Chief Executive Officer and           November 11, 2005
                                       Director
                                       (Principal Executive Officer)

*
----------------------------------
Wm. Thomas Ballantine                  President, Chief Operating            November 11, 2005
                                       Officer and Director

/s/ Matthew W. Hardey
----------------------------------
Matthew W. Hardey                      Vice President of Finance and         November 11, 2005
                                       Chief Financial Officer
                                       (Principal Financial and
                                       Accounting Officer)

*
----------------------------------
Jerry W. Box                           Director                              November 11, 2005

*
----------------------------------
David P. Hunt                          Chairman of the Board                 November 11, 2005

*
----------------------------------
Alan J. Kaufman                        Director                              November 11, 2005

*
----------------------------------
James H. Stone                         Director                              November 11, 2005

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

*
----------------------------------
Roger C. Stull                         Director                              November 11, 2005

*
----------------------------------
F. Walker Tucei, Jr.                   Director                              November 11, 2005


By:  /s/ Matthew W. Hardey
     ---------------------
      Matthew W. Hardey
      Attorney-in-Fact


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